Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    John Calagna
MetLife
(212) 578-6252

For Investors: John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2018 RESULTS
NEW YORK, May 2, 2018 - MetLife, Inc. (NYSE: MET) today announced its results for the first quarter ended March 31, 2018.
First Quarter Results Summary

•	Net income of $1.2 billion, compared to net income of $867 million in the first quarter of 2017. On a per share basis, net income of $1.19, compared to net income of $0.79 in the prior-year period.

•	Adjusted earnings* of $1.4 billion, or $1.36 per share, compared to adjusted earnings of $1.3 billion, or $1.20 per share in the first quarter of 2017.

•	Book value of $52.49 per share down 14 percent from $61.14 per share at March 31, 2017, primarily due to the separation of Brighthouse Financial, Inc. and its subsidiaries (Brighthouse).

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, of $43.36 per share, down 15 percent from $50.75 per share at March 31, 2017, also primarily due to the separation of Brighthouse.

•	Return on Equity (ROE) of 9.0 percent.

•	Adjusted ROE*, excluding AOCI other than FCTA, of 12.8 percent.

"MetLife had a very good first quarter driven by favorable underwriting, volume growth, and the effects of tax reform," said Steven A. Kandarian, chairman, president and CEO of MetLife, Inc. "The narrowing gap between MetLife's net income and adjusted earnings demonstrates the company’s progress toward less market sensitivity. We were also pleased to announce a 5 percent increase in our common stock dividend last week, underscoring our financial strength and continued commitment to return capital to our shareholders.”

First Quarter 2018 Summary

($ in millions, except per share data)	Three months ended March 31,
	2018	2017	Change
Premiums, fees & other revenues	$11,044	$10,667	4%
Net investment income	3,745	4,421	(15)%
Net investment gains (losses)	(333)	88
Net derivative gains (losses)	349	(212)
Total revenues	$14,805	$14,964	(1)%

Total adjusted revenues	$15,148	$15,054	1%
Adjusted premiums, fees & other revenues	$10,929	$10,882	<1%

Net income (loss)	$1,247	$867	44%
Net income (loss) per share	$1.19	$0.79	51%

Adjusted earnings	$1,423	$1,321	8%
Adjusted earnings per share	$1.36	$1.20	13%

Book value per share	$52.49	$61.14	(14)%
Book value per share, excluding AOCI other than FCTA	$43.36	$50.75	(15)%
Book value per share - tangible common stockholders’ equity	$33.80	$41.88	(19)%

ROE	9.0%	5.3%
ROE, excluding AOCI other than FCTA	11.2%	6.3%
Tangible ROE	14.4%	7.8%
Adjusted ROE, excluding AOCI other than FCTA	12.8%	9.6%
Adjusted tangible ROE	16.4%	11.7%
MetLife reported first quarter 2018 net income of $1.2 billion, compared to net income of $867 million in the first quarter of 2017.
On a per share basis, net income was $1.19, compared to net income of $0.79 in the prior-year period.
Net investment income was $3.7 billion, down 15 percent. The decline in net investment income was driven by changes in the estimated fair value of certain securities which do not qualify as separate accounts under GAAP accounting. On an adjusted basis, net investment income was $4.2 billion, up 1 percent.
Net derivative gains amounted to $276 million after tax during the quarter.
Premiums, fees & other revenues were $11.0 billion, up 4 percent over the first quarter of 2017. Adjusted premiums, fees & other revenues* were $10.9 billion, relatively unchanged, and down 1 percent on a constant currency basis over the prior-year period.
MetLife reported adjusted earnings of $1.4 billion, up 8 percent over the first quarter of 2017, and 5 percent on a constant currency basis*. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.36, up 13 percent from the prior-year period.

Supplemental slides for the first quarter of 2018, titled "1Q18 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com in the Conferences & Presentations section, and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission (SEC) in connection with this earnings news release.
Adjusted Earnings by Segment Summary

	Three months ended March 31, 2018
Segment	Change from prior-year period	Change (from prior-year period on a constant currency basis)
U.S.	31%	31%
Asia	11%	7%
Latin America	(2)%	(11)%
Europe, the Middle East and Africa (EMEA)	8%	(5)%
MetLife Holdings	10%	10%
Business Discussions
All comparisons of the results for the first quarter of 2018 in the business discussions that follow are with the first quarter of 2017, unless otherwise noted. See first quarter 2018 notable items table that follows at the end of the business discussion section of this release for additional information on notables incurred in the first quarter of 2018.

U.S.

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$653	$497	31%
Adjusted premiums, fees & other revenues	$5,679	$5,654	<1%
Adjusted premiums, fees & other revenues, excluding pension risk transfers	$5,679	$5,584	2%
Notable item(s)	$0	$(23)

•	Total adjusted earnings for the U.S. were $653 million, up 31 percent, primarily reflecting the impact of U.S. tax reform. Excluding tax reform, adjusted earnings were up 9 percent.

•	Adjusted return on allocated equity was 24.1 percent, and adjusted return on allocated tangible equity was 27.9 percent.

•	Adjusted premiums, fees & other revenues were relatively unchanged at $5.7 billion. Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 2 percent.
Group Benefits

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$218	$194	12%
Adjusted premiums, fees & other revenues	$4,423	$4,300	3%
Notable item(s)	$0	$3

•	Adjusted earnings for Group Benefits were $218 million, up 12 percent, primarily driven by the impact of U.S. tax reform. Excluding the impact of tax reform, adjusted earnings were down 7 percent.

•	Adjusted premiums, fees & other revenues were $4.4 billion, up 3 percent.

•	Sales for Group Benefits were down 1 percent in the first quarter of 2018, compared to the first quarter of 2017, which included record jumbo case sales.

Retirement and Income Solutions

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$339	$274	24%
Adjusted premiums, fees & other revenues	$371	$479	(23)%
Notable item(s)	$0	$17

•	Adjusted earnings for Retirement and Income Solutions were $339 million, up 24 percent, primarily driven by U.S. tax reform. Excluding the impact from tax reform, adjusted earnings were up 1 percent.

•	Adjusted premiums, fees & other revenues were $371 million, down 23 percent from the prior-year period, driven by lower pension risk transfer and structured settlement sales.

•	Excluding pension risk transfers, adjusted premiums, fees & other revenues were down 9 percent.
Property & Casualty

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$96	$29	231%
Adjusted premiums, fees & other revenues	$885	$875	1%
Notable item(s)	$0	$(43)

•	Adjusted earnings for Property & Casualty increased from $29 million to $96 million, primarily due to favorable auto and catastrophe results.

•	Adjusted premiums, fees & other revenues were $885 million, up 1 percent.

•	After tax catastrophe losses and prior year development totaled $42 million in 1Q 2018 and $69 million in 1Q 2017.

•	Property & Casualty sales were $137 million, up 16 percent.

ASIA

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$327	$295	11%
Adjusted earnings (constant currency)	$327	$306	7%
Adjusted premiums, fees & other revenues	$2,157	$2,084	4%
Notable item(s)	$0	$(3)

•	Adjusted earnings for Asia were $327 million, up 11 percent on a reported basis and up 7 percent on a constant currency basis, driven by volume growth.

•	Adjusted return on allocated equity was 9.2 percent, and adjusted return on allocated tangible equity was 13.9 percent.

•	Adjusted premiums, fees & other revenues were $2.2 billion, up 4 percent on a reported basis and down 1 percent on a constant currency basis, primarily due to a shift to fee-based products.

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Total sales for the region were $655 million, down 10 percent on a constant currency basis. Japan sales were up 9 percent. Other Asia sales were down 31 percent, compared to strong sales in the first quarter of 2017, which included a large group case in Australia.

LATIN AMERICA

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$140	$143	(2)%
Adjusted earnings (constant currency)	$140	$157	(11)%
Adjusted premiums, fees & other revenues	$989	$916	8%
Notable item(s)	$0	$(1)

•
Adjusted earnings for Latin America were $140 million, down 2 percent, and down 11 percent on a constant currency basis, due to the negative impact of U.S. tax reform, a one-time tax item in Chile, and unfavorable market impacts in Chile. Excluding the negative impact of tax reform, adjusted earnings were up 5 percent, but down 5 percent on a constant currency basis.

•	Adjusted return on allocated equity was 17.8 percent, and adjusted return on allocated tangible equity was 29.8 percent.

•	Adjusted premiums, fees & other revenues were $989 million, up 8 percent, and up 2 percent on a constant currency basis.

•	Total sales for the region were down 4 percent on a constant currency basis, primarily due to lower Mexico group sales.

EMEA

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$81	$75	8%
Adjusted earnings (constant currency)	$81	$85	(5)%
Adjusted premiums, fees & other revenues	$679	$614	11%
Notable item(s)	$0	$0

•
Adjusted earnings for EMEA were $81 million, up 8 percent, and down 5 percent on a constant currency basis. Excluding the negative impact of U.S. tax reform, the year on year growth was 19 percent, and 4 percent on a constant currency basis.

•	Adjusted return on allocated equity was 9.3 percent, and adjusted return on allocated tangible equity was 15.3 percent.

•	Adjusted premiums, fees & other revenues were $679 million, up 11 percent on a reported basis and up 2 percent on a constant currency basis.

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Total sales for the region were $271 million, down 1 percent on a constant currency basis. Excluding the impact from exiting the UK wealth management business in mid-2017, sales were up 5 percent, driven by accident and health, life, and credit business sales.

METLIFE HOLDINGS

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$425	$387	10%
Adjusted premiums, fees & other revenues	$1,331	$1,517	(12)%
Notable item(s)	$62	$77

•
Adjusted earnings for MetLife Holdings were $425 million, up 10 percent, driven by the impact of U.S. tax reform. Excluding the impact of tax reform, and adjusting for notable items in both periods, adjusted earnings were down 1 percent. The notable item in the current period reflects a release of reinsurance reserves for Japanese variable annuities.

•	Adjusted return on allocated equity was 16.9 percent, and adjusted return on allocated tangible equity was 19.0 percent.

•	Adjusted premiums, fees & other revenues were $1.3 billion, down 12% percent, mostly due to the Brighthouse separation impacts.

CORPORATE & OTHER

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Adjusted earnings	$(203)	$(76)
Notable item(s)	$(34)	$(46)

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Corporate & Other had an adjusted loss of $203 million, compared to an adjusted loss of $76 million in the first quarter of 2017, primarily due to the negative impact of U.S. tax reform in the segment. The notable item in the current period is related to the company's expense initiative costs.

INVESTMENTS

($ in millions)	Three months ended March 31, 2018	Three months ended March 31, 2017	Change
Net investment income (as reported on an adjusted basis)	$4,219	$4,172	1%

•
As reported on an adjusted basis, net investment income was $4.2 billion, up 1 percent. Variable investment income was $268 million ($212 million, after tax and DAC), as compared to $272 million ($177 million, after tax and DAC) in the first quarter of 2017, primarily due to lower hedge fund income.

•	Derivative net gains of $160 million, after tax, were primarily driven by changes in foreign currencies. Derivative net losses in the first quarter of 2017 were $201 million, after tax.
FIRST QUARTER 2018 NOTABLE ITEMS

(In millions)	Adjusted Earnings
	Three months ended March 31, 2018
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Actuarial assumption review and other insurance adjustments							$62		$62
Expense initiative costs								$(34)	$(34)
Total notable items	$0	$0	$0	$0	$0	$0	$62	$(34)	$28

*Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions below. Adjusted measures were formerly referred to as operating measures.
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About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates ("MetLife"), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its first quarter 2018 earnings conference call and audio webcast on Thursday, May 3, 2018, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-209-9920 (U.S.) or 612-332-0530 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, May 3, 2018, until Thursday May 10, 2018, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 433149. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	adjusted revenues;	(i)	revenues;
(ii)	adjusted expenses;	(ii)	expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted earnings;	(iv)	income (loss) from continuing operations, net of income tax;
(v)	adjusted earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	adjusted earnings available to common shareholders on a constant currency basis;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vii)	adjusted earnings available to common shareholders, excluding total notable items;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xii)	adjusted return on equity;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding AOCI other than FCTA;	(xiii)	return on equity;
(xiv)	adjusted tangible ROE;	(xiv)	return on equity;
(xv)	investment portfolio gains (losses);	(xv)	net investment gains (losses);
(xvi)	derivative gains (losses);	(xvi)	net derivative gains (losses);
(xvii)	MetLife, Inc.’s tangible common stockholders’ equity;	(xvii)	MetLife, Inc.’s stockholders’ equity;
(xviii)	MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xviii)	MetLife, Inc.’s stockholders’ equity;
(xix)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xix)	MetLife, Inc.’s stockholders’ equity;
(xx)	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xx)	MetLife, Inc.’s stockholders’ equity;
(xxi)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xxi)	MetLife, Inc.’s stockholders’ equity;
(xxii)
Adjusted return on allocated tangible equity - adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity; and
		(xxii)	return on equity; and
(xxiii)	free cash flow of all holding companies.	(xxiii)	MetLife, Inc.’s net cash provided by (used in) adjusted activities.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of our performance relative to our business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, both net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

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Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

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Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL for GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA Fees).
The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

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Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

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Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs. Other expenses includes TSA Fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the company’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures

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MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA).

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Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding net assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

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Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, we do not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

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MetLife, Inc.’s tangible common shareholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items.

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Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•
Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
The following additional information is relevant to an understanding of MetLife’s performance results:

•
Statistical sales information for U.S. MetLife Holdings: calculated (i) for life sales using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance, and (ii) annuity sales consist of statutory premiums, excluding company sponsored internal exchanges. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
Statistical sales information for Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect the company’s results, but that were unknown and that the company could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of company results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will be," "will not," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) adverse effects which may arise in connection with the material weaknesses in our internal control over financial reporting or our failure to promptly remediate them; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union or other disruption in global political, security or economic conditions; (5) impact on us of comprehensive financial services regulation reform; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (25) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (26) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (27) our equity market exposure to Brighthouse Financial, Inc.; (28) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (29) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (30) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (31) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (32) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (33) changes in accounting standards, practices and/or policies; (34) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (35) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (36) difficulties in marketing and distributing products through our distribution channels; (37) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (38) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (39) any failure to protect the confidentiality of client information; (40) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (41) the impact of technological changes on our businesses; and (42) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2018	2017
Revenues
Premiums	$9,178	$8,965
Universal life and investment-type product policy fees	1,392	1,360
Net investment income	3,745	4,421
Other revenues	474	342
Net investment gains (losses)	(333)	88
Net derivative gains (losses)	349	(212)
Total revenues	14,805	14,964

Expenses
Policyholder benefits and claims	8,718	8,863
Interest credited to policyholder account balances	769	1,451
Policyholder dividends	297	310
Capitalization of DAC	(796)	(713)
Amortization of DAC and VOBA	693	663
Amortization of negative VOBA	(22)	(43)
Interest expense on debt	286	283
Other expenses	3,204	3,078
Total expenses	13,149	13,892

Income (loss) from continuing operations before provision for income tax	1,656	1,072
Provision for income tax expense (benefit)	399	120
Income (loss) from continuing operations, net of income tax	1,257	952
Income (loss) from discontinued operations, net of income tax	—	(76)
Net income (loss)	1,257	876
Less: Net income (loss) attributable to noncontrolling interests	4	3
Net income (loss) attributable to MetLife, Inc.	1,253	873
Less: Preferred stock dividends	6	6
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,247	$867

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended
	March 31,
	2018		2017
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Shares Diluted (1)		Earnings Per Weighted Average Common Shares Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,247	$1.19	$867	$0.79

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(333)	(0.32)	88	0.08
Net derivative gains (losses)	349	0.33	(212)	(0.19)
Premiums	—	—	(174)	(0.16)
Universal life and investment-type product policy fees	32	0.03	12	0.01
Net investment income	(474)	(0.44)	249	0.23
Other revenues	83	0.08	(53)	(0.05)
Policyholder benefits and claims and policyholder dividends	(47)	(0.05)	46	0.04
Interest credited to policyholder account balances	348	0.33	(415)	(0.38)
Capitalization of DAC	1	—	(16)	(0.01)
Amortization of DAC and VOBA	4	—	(18)	(0.02)
Amortization of negative VOBA	1	—	3	—
Interest expense on debt	—	—	12	0.01
Other expenses	(94)	(0.09)	(137)	(0.12)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	(42)	(0.04)	240	0.22
Income (loss) from discontinued operations, net of income tax	—	—	(76)	(0.07)
Add: Net income (loss) attributable to noncontrolling interests	4	—	3	—
Adjusted earnings available to common shareholders	1,423	1.36	1,321	1.20
Less: Total notable items (2)	28	0.03	4	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,395	$1.34	$1,317	$1.20

Adjusted earnings available to common shareholders on a constant currency basis	$1,423	$1.36	$1,356	$1.23
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,395	$1.34	$1,352	$1.23

Weighted average common shares outstanding - diluted		1,044.4		1,098.7

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2018	2017
Premiums, Fees and Other Revenues
Total premiums, fees and other revenues	$11,044	$10,667
Less: Unearned revenue adjustments	(5)	1
GMIB fees	30	31
Settlement of foreign currency earnings hedges	4	6
TSA fees	79	—
Divested businesses	7	(253)
Total adjusted premiums, fees and other revenues	$10,929	$10,882

Net Investment Income
Net investment income	$3,745	$4,421
Less: Investment hedge adjustments	(110)	(139)
Operating joint venture adjustments	1	(1)
Unit-linked contract income	(353)	416
Securitization entities income	—	—
Certain partnership distributions	(12)	—
Divested businesses	—	(27)
Net investment income, as reported on an adjusted basis	$4,219	$4,172

Revenues and Expenses
Total revenues	$14,805	$14,964
Less: Net investment gains (losses)	(333)	88
Less: Net derivative gains (losses)	349	(212)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(5)	1
Less: Other adjustments to revenues:
GMIB fees	30	31
Investment hedge adjustments	(110)	(139)
Operating joint venture adjustments	1	(1)
Unit-linked contract income	(353)	416
Securitization entities income	—	—
Settlement of foreign currency earnings hedges	4	6
Certain partnership distributions	(12)	—
TSA fees	79	—
Divested businesses	7	(280)
Total adjusted revenues	$15,148	$15,054

Total expenses	$13,149	$13,892
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	(14)	(2)
Less: Goodwill impairment	—	—
Less: Other adjustments to expenses:
Inflation and pass through adjustments	41	21
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	15	60
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	—	3
PAB hedge adjustments	(1)	(1)
Unit-linked contract costs	(347)	402
Securitization entities debt expense	—	—
Noncontrolling interest	(7)	(4)
Regulatory implementation costs	1	—
Acquisition, integration and other costs	11	8
TSA fees	79	—
Divested businesses	9	38
Total adjusted expenses	$13,362	$13,367

See footnotes on last page.

MetLife, Inc.
(Unaudited)

	March 31,
Book Value (3)	2018	2017

Book value per common share	$52.49	$61.14
Less: Net unrealized investment gains (losses), net of income tax	11.28	12.20
Defined benefit plans adjustment, net of income tax	(2.15)	(1.81)
Book value per common share, excluding AOCI other than FCTA	43.36	50.75
Less: Goodwill, net of income tax	9.20	8.51
VODA and VOCRA, net of income tax	0.36	0.36
Book value per common share - tangible common stockholders' equity	$33.80	$41.88

Book value per common share	$52.49	$61.14
Less: Net unrealized investment gains (losses), net of income tax	11.28	12.20
Defined benefit plans adjustment, net of income tax	(2.15)	(1.81)
Book value per common share, excluding AOCI other than FCTA	43.36	50.75
Less: Net equity of assets and liabilities of disposed subsidiary, excluding AOCI other than FCTA	—	15.20
Book value per common share - common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	$43.36	$35.55

Common shares outstanding, end of period (In millions)	1,024.1	1,081.3

	For the Three Months Ended
	March 31, (4)
Return on Equity	2018	2017
Return on MetLife, Inc.'s:
Common stockholders' equity	9.0%	5.3%
Common stockholders' equity, excluding AOCI other than FCTA	11.2%	6.3%
Tangible common stockholders' equity	14.4%	7.8%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	10.3%	8.0%
Common stockholders' equity, excluding AOCI other than FCTA	12.8%	9.6%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2), (5)	12.4%	9.6%
Common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	12.8%	13.8%
Tangible common stockholders' equity	16.4%	11.7%
Tangible common stockholders' equity, excluding total notable items (2), (5)	16.0%	11.7%

Return on Allocated Equity:
U.S.	18.0%	13.5%
Asia	15.8%	15.3%
Latin America	23.6%	31.2%
EMEA	10.0%	10.0%
MetLife Holdings	13.7%	12.3%

Return on Allocated Tangible Equity:
U.S.	20.9%	15.7%
Asia	23.9%	24.4%
Latin America	39.4%	53.8%
EMEA	16.4%	16.3%
MetLife Holdings	15.4%	13.8%

Adjusted Return on Allocated Equity:
U.S.	24.1%	19.5%
Asia	9.2%	9.4%
Latin America	17.8%	19.5%
EMEA	9.3%	9.3%
MetLife Holdings	16.9%	13.8%

Adjusted Return on Allocated Tangible Equity:
U.S.	27.9%	22.7%
Asia	13.9%	15.0%
Latin America	29.8%	33.6%
EMEA	15.3%	15.3%
MetLife Holdings	19.0%	15.4%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended
	March 31,
	2018	2017
U.S.:
Adjusted earnings available to common shareholders	$653	$497
Less: Total notable items (2)	—	(23)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$653	$520

Adjusted earnings available to common shareholders on a constant currency basis (6)	$653	$497
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$653	$520
Group Benefits:
Adjusted earnings available to common shareholders	$218	$194
Less: Total notable items (2)	—	3
Adjusted earnings available to common shareholders, excluding total notable items (2)	$218	$191

Adjusted earnings available to common shareholders on a constant currency basis (6)	$218	$194
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$218	$191
Retirement & Income Solutions:
Adjusted earnings available to common shareholders	$339	$274
Less: Total notable items (2)	—	17
Adjusted earnings available to common shareholders, excluding total notable items (2)	$339	$257

Adjusted earnings available to common shareholders on a constant currency basis (6)	$339	$274
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$339	$257
Property & Casualty:
Adjusted earnings available to common shareholders	$96	$29
Less: Total notable items (2)	—	(43)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$96	$72

Adjusted earnings available to common shareholders on a constant currency basis (6)	$96	$29
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$96	$72
Asia:
Adjusted earnings available to common shareholders	$327	$295
Less: Total notable items (2)	—	(3)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$327	$298

Adjusted earnings available to common shareholders on a constant currency basis	$327	$306
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$327	$309
Latin America:
Adjusted earnings available to common shareholders	$140	$143
Less: Total notable items (2)	—	(1)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$140	$144

Adjusted earnings available to common shareholders on a constant currency basis	$140	$157
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$140	$158
EMEA:
Adjusted earnings available to common shareholders	$81	$75
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$81	$75

Adjusted earnings available to common shareholders on a constant currency basis	$81	$85
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$81	$85
MetLife Holdings:
Adjusted earnings available to common shareholders	$425	$387
Less: Total notable items (2)	62	77
Adjusted earnings available to common shareholders, excluding total notable items (2)	$363	$310

Adjusted earnings available to common shareholders on a constant currency basis (6)	$425	$387
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$363	$310
Corporate & Other:
Adjusted earnings available to common shareholders	$(203)	$(76)
Less: Total notable items (2)	(34)	(46)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(169)	$(30)

Adjusted earnings available to common shareholders on a constant currency basis (6)	$(203)	$(76)
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (6)	$(169)	$(30)

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of adjusted earnings available to common shareholders, excluding total notable items and total notable items.

(2)
Notable items reflect the unexpected impact of events that affect the Company’s results, but that were unknown and that the Company could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of Company results and to evaluate and forecast those results. Notable items can affect the Company’s results either positively or negatively.

(3)	Book values exclude $2,560 and $2,066 million of equity related to preferred stock at March 31, 2018 and 2017, respectively.

(4)	Annualized using quarter-to-date results.

(5)	Excludes total notable items for the reported periods presented in calculating the ratios.

(6)	Amounts on a reported basis, as constant currency impact is not significant.